Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185612 on Form S-8 of our report dated March 12, 2015 (May 22, 2015 as to the effects of the change in segments described in Note 17), relating to the consolidated financial statements of Par Petroleum Corporation appearing in this Current Report on Form 8-K dated May 22, 2015 of Par Petroleum Corporation.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
May 22, 2015